Exhibit 99.906 CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Paul Kim, Principal Executive Officer and Principal Financial Officer of Simplify Exchange Traded Funds; (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	August 7, 2024	/s/ Paul Kim
Paul Kim, President, Treasurer
(principal executive officer and principal financial officer)